Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 7, 2024, relating to the financial statements of Foghorn Therapeutics Inc., appearing in the Annual Report on Form 10-K of Foghorn Therapeutics Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
January 24, 2025